UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                             Securities Act of 1934


Date of Report (Date of earliest event reported): February 2, 1997


                                 CHANNEL I INC.
                          (Formerly Channel I Limited)
             (Exact name of registrant as specified in its charter)


             Nevada                   33-25889-LA                33-0264030
  (State or other jurisdiction        (Commission                  (I.R.S.
of Identification or organisation)    File Number)               Employer No)


                   P. O. Box 35625 Tucson, Arizona      85740-5625
               (Address of principal executive offices) (Zip Code)

 Registrant's Telephone Number, Including Area Code: 520-544-0145


                                 Not Applicable
         (Former name or former address, if changed since last report.)

                                   MANAGEMENT

Management of the Company

     At the Board of Directors meeting on February 2,1997, Walter John Kenneth Pickering and Robert G. Clarke were duly nominated and unanimously elected to the Board of Directors of Channel i, Inc. Mssr. Charlie Rodriguez, was previously elected by the shareholders at the annual shareholders meeting in December 1995.

Also during the board meeting, Robert G. Clarke was duly nominated and unanimously elected as President The following table sets forth certain information regarding the executive officers and directors of the Company.

NAME                               AGE                  POSITION

Robert G. Clarke                    52               President and Chief
                                                     Executive Officer, Director

Walter John Kenneth Pickering       47               Vice President, Director,


Charlie Rodriguez                   51               Vice President, Secretary/
                                                     Treasurer, Director

     Robert G. Clarke, Age 52, is an experienced management professional who has worked with large multi-disciplinary consulting firms including (PA
International, Peat Marwick Consulting Organization and more recently has operated his own consulting practice. With PA International, one of the largest international management consulting organizations, he completed management consulting assignments in New Zealand, Australia, Indonesia, Malaysia and Singapore. Assignments for Peat Marwick were carried out in Western Canada, the United States, Europe, Brazil and the Middle East. In 1982, following two years as a partner in a regional consulting firm, Mr. Clarke founded Axon Management, Inc. a management services firm focusing on new and emerging companies. Mr. Clarke's expertise in Public Financial Markets and Regulatory management has enabled him to prepare Business Assessment Reports and Business Plans for emerging companies and companies seeking public financing.

     Walter John Kenneth Pickering, Age 47, has been the President of Tundra Technical Services, Ltd. and Corporate Information Group, Ltd since 1986. The companies are management consultants designing business strategies and marketing plans for emerging technologies. Recent projects have been for the National Research Council, the Science Council of British Columbia, the University of British Columbia and engineering companies. Mr. Pickering currently completed various Market Assessment for Research and Technology (MART) studies for the Science Council of British Columbia on Systems and Equipment, Biotechnology and Environmental Technologies. Mr. Pickering also developed Strategic Business plans for various companies in the Environmental Industries, Computer Software and Hardware Development, and Consumer Products. Previously, Mr. Pickering was Principal and Chief Financial Officer of Procon Builders, Ltd.

     Charlie Rodriguez, age 51, has served as the President and Chief Financial Officer of the Company since December 1994 and board member since June, 1995. Previously, Mr. Rodriguez was Treasurer of International Telcom Services, Inc. and its subsidiary, Bullet Cougar Golf, Inc., a leading manufacturer and distributor of golf equipment. He was a Director of Business Services at Thomas-Davis Medical Centers, a 190 physician clinic. Mr. Rodriguez created an infrastructure that enabled the clinic and all of its subsidiaries, including the second largest HMO in Arizona, to be sold for 660 million Dollars. As a past Director of the Tucson Business Coalition, a non profit entity consisting of over 300 small to medium businesses, he provided ongoing consultations to members on strategic planning, financing, taxation, corporate and employee benefits. As Chief Operating and Financial Officer for National Refuse Equipment, Inc. a $25 million dollar, multi-state steel fabrication company, Mr. Rodriguez's responsibilities included improving all operations inventory control, resource planning and pricing, negotiating and completing of all purchases and contract bids.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CHANNEL i, INC.

                                          a Nevada Corporation


Date: February 2, 1997

                                          By: /s/Charlie Rodriguez
                                          ------------------------
                                          Charlie Rodriguez, Secretary/Treasurer